                                                          Exhibit No. 28(ii)(c)



                                   FORM 11-K


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended             September 30, 1995
                          --------------------------------------------------

                            OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________________ to _______________________

Commission file number                         1-2116
                       -------------------------------------------------------





               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                         OF THOMASVILLE FURNITURE, INC.
                              401 East Main Street
                            Thomasville, N.C.  27360
                      (Full title and address of the Plan)



                        ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                         Lancaster, Pennsylvania  17604
               (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                  Page No.
                                                                  -------

Item 1.  Statements of Net Assets                                    4
         ------------------------

       September 30, 1995 and 1994


Item 2.  Statements of Changes in Plan Equity                        5-7
         ------------------------------------

       (a)  Year ended September 30, 1995
       (b)  Year ended September 30, 1994
       (c)  Year ended September 30, 1993



Notes to Financial Statements                                        8-11
-----------------------------

Item 3.  Independent Auditors' Report                                12
         ----------------------------

Exhibits
--------

24.  Consent of Independent Auditors

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                                   RETIREMENT SAVINGS PLAN FOR HOURLY-PAID
                                   EMPLOYEES OF THOMASVILLE FURNITURE
                                   INDUSTRIES, INC.



March 24, 1996                     By:/s/ Richard O. Millen
                                      ----------------------------------
                                      Richard O. Millen
                                      Chairman of Thomasville Hourly-Paid
                                      Retirement Committee

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.
                           Statements of Net Assets
                          September 30, 1995 and 1994

                                                                         1995

                                Commingled      Specialized        Money        Fixed Income    Armstrong          "OTC"
                                Equity Fund     Equity Fund     Market Fund         Fund        Stock Fund      Portfolio Fd.
                                -----------     -----------     -----------         ----        ----------      -------------
Assets:
Investments in master trust
at fair value (note 3)             $453,689      $2,075,704         $27,124      $7,557,768     $1,013,874            $67,955
                                   --------      ----------         -------      ----------     ----------            -------

  Total assets                     $453,689      $2,075,704         $27,124      $7,557,768     $1,013,874            $67,955
                                   --------      ----------         -------      ----------     ----------            -------

Plan equity                        $453,689      $2,075,704         $27,124      $7,557,768     $1,013,874            $67,955
                                   ========      ==========         =======      ==========     ==========            =======
                                    Asset        Asset Mgr.      Asset Mgr.         Loan
                                Manager Fund    Income Fund     Growth Fund     Portfolio Fund          Total
                                ------------    -----------     -----------     --------------          -----
Assets:
Investments in master trust
at fair value (note 3)               $86,146        $14,358         $11,798           $243,422       $11,551,838
                                     -------        -------         -------           --------       -----------

  Total assets                       $86,146        $14,358         $11,798           $243,422       $11,551,838
                                     -------        -------         -------           --------       -----------

Plan equity                          $86,146        $14,358         $11,798           $243,422       $11,551,838
                                     =======        =======         =======           ========       ===========
                                                                         1994

                                Commingled      Specialized        Money        Fixed Income    Armstrong          "OTC"
                                Equity Fund     Equity Fund     Market Fund         Fund        Stock Fund      Portfolio Fd.
                                -----------     -----------     -----------         ----        ----------      -------------
Assets:
Investments in master trust
at fair value (note 3)             $465,846      $1,787,904         $20,577       $6,383,024      $850,417         $44,676
                                   --------      ----------         -------       ----------      --------         -------

  Total assets                     $465,846      $1,787,904         $20,577       $6,383,024      $850,417         $44,676
                                   --------      ----------         -------       ----------      --------         -------

Plan equity                        $465,846      $1,787,904         $20,577       $6,383,024      $850,417         $44,676
                                   ========      ==========         =======       ==========      ========         =======
                                    Asset        Asset Mgr.      Asset Mgr.         Loan
                                Manager Fund    Income Fund     Growth Fund     Portfolio Fund       Total
                                ------------    -----------     -----------     --------------       -----
Assets:
Investments in master trust
at fair value (note 3)               $93,661         $1,519          $7,882           $203,387      $9,858,893
                                     -------         ------          ------           --------      ----------

  Total assets                       $93,661         $1,519          $7,882           $203,387      $9,858,893
                                     -------         ------          ------           --------      ----------

Plan equity                          $93,661         $1,519          $7,882           $203,387      $9,858,893
                                     =======         ======          ======           ========      ==========

See accompanying notes to financial statements.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.
                     Statements of Changes in Plan Equity
                Years Ended September 30, 1995, 1994, and 1993


                                                                                   1995

                                      Commingled      Specialized        Money        Fixed Income    Armstrong         "OTC"
                                      Equity Fund     Equity Fund     Market Fund        Fund         Stock Fund      Portfolio Fd.
                                      -----------     -----------     -----------     ------------    ----------      -------------
Plan equity at October 1, 1994          $ 465,846       $1,787,904     $ 20,577      $6,383,024      $  850,417        $44,676
                                        ---------       ----------     --------      ----------      ----------        -------
Increases in plan equity:
  Contributions                            14,008           47,878       36,187         455,723          38,778          1,324
  Dividends                                11,899            7,342        1,574              --          25,977          1,705
  Interest                                    356            3,429          371         473,708             751             80

  Realized gain (loss) on
   investments (note 3)                    15,736           47,268           --              --          33,786            117
  Unrealized appreciation of
  investments                              87,155          516,048           --              --         193,747         16,142
 Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                    16,454           26,403           --             393          (9,856)         3,885
  Loan activity, net                         (726)         (21,620)     (31,585)          4,459         (10,532)           525
                                        ---------       ----------     --------      ----------      ----------        -------
                                          144,882          626,748        6,547         934,283         272,651         23,778
                                        ---------       ----------     --------      ----------      ----------        -------
Decreases in plan equity:
  Benefits paid (note 4)                  (46,152)         (78,504)          --        (209,920)        (41,702)          (499)
  Interfund transfers, net               (110,887)        (260,444)          --         450,381         (67,492)            --
                                        ---------       ----------     --------      ----------      ----------        -------
                                         (157,039)        (338,948)          --         240,461        (109,194)          (499)
                                        ---------       ----------     --------      ----------      ----------        -------
Plan equity at September 30, 1995       $ 453,689       $2,075,704     $ 27,124      $7,557,768      $1,013,874        $67,955
                                        =========       ==========     ========      ==========      ==========        =======

                                            Asset        Asset Mgr.      Asset Mgr.         Loan
                                        Manager Fund    Income Fund     Growth Fund     Portfolio Fund    Total
                                        ------------    -----------     -----------     --------------    -----
Plan equity at October 1, 1994          $ 93,661        $ 1,519         $ 7,882         $203,387          $ 9,858,893
                                        --------        -------         -------         --------          -----------
Increases in plan equity:
  Contributions                            3,201          1,606           3,441               --              602,146
  Dividends                                3,379            271             220               --               52,367
  Interest                                    25            266               8               --              478,994

  Realized gain (loss) on
   investments (note 3)                     (868)           110              59               --               96,208
  Unrealized appreciation of
  investments                              6,982            749             886               --              821,709
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                   (1,301)            --              --          (15,860)              20,118
  Loan activity, net                      (2,366)         5,905              45           55,895                   --
                                         --------        -------        -------        ---------          -----------
                                           9,052          8,907           4,659           40,035            2,071,542
                                         --------        -------        -------        ---------          -----------
Decreases in plan equity:
  Benefits paid (note 4)                  (1,077)            --            (743)              --             (378,597)
  Interfund transfers, net               (15,490)         3,932              --               --                   --
                                         --------        -------        -------        ---------          -----------
                                         (16,567)         3,932            (743)              --             (378,597)
                                         --------        -------        -------        ---------          -----------
Plan equity at September 30, 1995       $ 86,146        $14,358         $11,798         $243,422          $11,551,838
                                        =========       ========       ========        =========          ===========

See accompanying notes to financial statements.
                                                                     (Continued)

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.
                Statements of Changes in Plan Equity, Continued

                                      1994

                                      Commingled      Specialized        Money        Fixed Income    Armstrong         "OTC"
                                      Equity Fund     Equity Fund     Market Fund        Fund         Stock Fund      Portfolio Fd.
                                      -----------     -----------     -----------     ------------    ----------      -------------

Plan equity at October 1, 1993        $499,160        $1,803,185      $13,805         $5,900,380      $828,332         $53,964
                                      --------        ----------      -------         ----------      --------         -------
Increases in plan equity:
  Contributions                          5,788            38,612        3,846            348,617        47,582             748
  Dividends                             18,382           191,388          542                 --        24,484           2,542
  Interest                                 912             2,843           55            433,604           534              --

  Realized gain (loss) on
   investments (note 3)                  5,887             7,013           --                 --        22,284             186
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                  2,576           (27,694)       2,624             (5,428)          786              --
  Loan activity, net                    (9,243)           (2,792)         154            (26,429)        1,520              --
                                      --------        ----------      -------         ----------      --------        --------
                                        24,302           209,370        7,221            750,364        97,190           3,476
                                      --------        ----------      -------         ----------      --------        --------
Decreases in plan equity:
  Unrealized appreciation
   (depreciation) of investments        (5,171)         (224,772)          --                 --        11,076          (2,286)
  Benefits paid (note 4)               (45,422)          (61,339)          --           (148,260)      (60,160)             --
  Interfund transfers, net              (7,023)           61,460         (449)          (119,460)      (26,021)        (10,478)
                                      --------        ----------      -------         ----------      --------        --------
                                       (57,616)         (224,651)        (449)          (267,720)      (75,105)        (12,764)
                                      --------        ----------      -------         ----------      --------        --------
Plan equity at September 30, 1994     $465,846        $1,787,904      $20,577         $6,383,024      $850,417        $ 44,676
                                      ========        ==========      =======         ==========      ========        ========

                                            Asset        Asset Mgr.      Asset Mgr.         Loan
                                        Manager Fund    Income Fund     Growth Fund     Portfolio Fund    Total
                                        ------------    -----------     -----------     --------------    -----
Plan equity at October 1,                 $   313       $   --           $   --           $178,401           $9,277,540
 1993                                     -------       ------           ------          ---------           ----------

Increases in plan equity:
  Contributions                               833          554            2,976                 --              449,556
  Dividends                                 2,146          106              194                 --              239,784
  Interest                                      9          366               --                 --              438,323

  Realized gain (loss) on
   investments (note 3)                      (696)        (513)            (274)                --               33,887
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                        --           --               --            (10,429)             (37,565)
  Loan activity, net                          298        1,077               --             35,415                   --
                                          -------       ------           ------          ---------           ----------
                                            2,590        1,590            2,896             24,986            1,123,985
                                          -------       ------           ------          ---------           ----------
Decreases in plan equity:
  Unrealized appreciation
   (depreciation) of investments           (6,216)          (9)            (73)                 --             (227,451)
  Benefits paid (note 4)                       --           --               --                 --             (315,181)
  Interfund transfers, net                 96,974          (62)           5,059                 --                   --
                                          -------       ------           ------          ---------           ----------
                                           90,758          (71)           4,986                 --             (542,632)
                                          -------       ------           ------          ---------           ----------
Plan equity at September 30, 1994         $93,661       $1,519           $7,882           $203,387           $9,858,893
                                          =======       ======           ======           ========           ==========


See accompanying notes to financial statements.
                                                                     (Continued)

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.

                Statements of Changes in Plan Equity, Continued


                                      1993

                                      Commingled      Specialized        Money        Fixed Income    Armstrong         "OTC"
                                      Equity Fund     Equity Fund     Market Fund        Fund         Stock Fund      Portfolio Fd.
                                      -----------     -----------     -----------     ------------    ----------      -------------

Plan equity at October 1, 1992        $ 12,302        $   52,039      $ 7,626         $1,565,638      $582,701        $    --
                                      --------        ----------      -------         ----------      --------        -------
Increases in plan equity:
  Contributions                          8,195            24,213        5,157            331,489        48,934            372
  Dividends                             16,872           141,129          286                 --        23,698          4,081
  Interest                                 938             2,958           34            423,048           595              6

  Realized gain (loss) on
   investments (note 3)                  7,012             2,555           --                 --        (5,799)           782
  Unrealized appreciation
   (depreciation) of investments        26,902           236,224           --                 --       241,799           (594)
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                490,254         1,208,043        7,584          3,971,275         9,155             --
  Loan activity, net                   (32,520)          (68,478)      (2,493)            11,809        (1,013)            90
                                      --------        ----------      -------         ----------      --------        -------
                                       517,653         1,546,644       10,568          4,737,621       317,369          4,737
                                      --------        ----------      -------         ----------      --------        -------
Decreases in plan equity:
  Benefits paid (note 4)                (2,093)           (3,363)      (3,225)          (179,542)      (67,091)          (483)
  Interfund transfers, net             (28,702)          207,865       (1,164)          (223,337)       (4,647)        49,710
                                      --------        ----------      -------         ----------      --------        -------
                                        30,795           204,502       (4,389)          (402,879)      (71,738)        49,227
                                      --------        ----------      -------         ----------      --------        -------
Plan equity at September 30, 1993     $499,160        $1,803,185      $13,805         $5,900,380      $828,332        $53,964
                                      ========        ==========      =======         ==========      ========        =======

                                            Asset            Loan
                                        Manager Fund     Portfolio Fund    Total
                                        ------------     --------------    -----
Plan equity at October 1, 1992            $ --           $ 98,931          $2,319,237
                                          ----           --------          ----------
Increases in plan equity:
  Contributions                             12                 --             418,372
  Dividends                                 --                 --             186,066
  Interest                                   1                 --             427,580

  Realized gain (loss) on
   investments (note 3)                     --                 --               4,550
  Unrealized appreciation
   (depreciation) of investments             5                 --             504,336
Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                     --            (13,115)          5,673,196
  Loan activity, net                        20             92,585                  --
                                          ----           --------          ----------
                                            38             79,470           7,214,100
                                          ----           --------          ----------
Decreases in plan equity:
  Benefits paid (note 4)                    --                 --            (255,797)
  Interfund transfers, net                 275                 --                  --
                                          ----           --------          ----------
                                           275                 --            (255,797)
                                          ----           --------          ----------
Plan equity at September 30, 1993         $313           $178,401          $9,277,540
                                          ====           ========          ==========

 See accompanying notes to financial statements.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.

                         Notes to Financial Statements

    (1)  Summary of Significant Accounting Policies
        -------------------------------------------

         (a)  Basis of Presentation
              ---------------------

              The accompanying financial statements have been prepared on the accrual basis.

         (b)  Investments in Master Trust
              ---------------------------

              The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is stated at the value of the underlying investment contracts which represents contributions plus interest at the contract rate, less benefits paid. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

              Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

              Realized gains and losses on investments are determined by the average cost method.

         (c)  Expenses
              ---------

              All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

    (2)  Plan Description
         ----------------

         Thomasville Furniture Industries, Inc. (the Company), a wholly-owned subsidiary of Armstrong World Industries, Inc., adopted on February 1, 1988, the Retirement Savings Plan for Hourly-Paid Employees of Thomasville Furniture Industries, Inc. (the Plan). The Plan is a defined contribution plan established for the purpose of providing to eligible hourly-paid employees a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees.

         The Company's Board of Directors amended the Plan, effective October 1, 1992, to permit former participants of the Capital Accumulation Plan for Commissioned Sales Representatives of Thomasville Furniture Industries, Inc. (the CAP Plan) to make a rollover contribution into the Plan of their CAP Plan account balances. During the Plan year ended September 30, 1993, rollover contributions made to the Plan totaled $5.9 million. The CAP Plan participants are fully vested with regard to their rollover amounts, but are ineligible to make further contributions to the Plan. CAP Plan participants are treated as members of the Plan with regard to provisions addressing investment, distribution, withdrawal, and loan eligibility.

         During the Plan year ended September 30, 1993, four investment options were added to the Plan. Effective January 1, 1993, an over-the-counter portfolio mutual fund was made available for participant investment and, effective September 1, 1993, three Asset Manager mutual funds became investment options.

         Participants may elect to make contributions to the Plan, up to 15 percent of their before-tax compensation, as deferred compensation as permitted under Section 401(k) of the Internal Revenue Code.

         Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' contributions together with dividends, interest, other income, and realized and unrealized gains and losses allocated thereon.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.

                   Notes to Financial Statements, (Continued)

         Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to any previously made matching company contributions.

    (3)  Investments in Master Trust
         ---------------------------

         Assets are held in a Master Trust administered by Fidelity Management Trust Co., as Trustee, and are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio
         Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. The Plan participates in all nine investment alternatives.

    The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

    1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1995, there were 33 active participants in this investment fund.

    2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1995, there were 82 active participants in this investment fund.

    3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1995, there were 15 active participants in this investment fund.

    4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1995, the interest rates ranged between 5.69% and 9.00%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30, 1995, there were 574 active participants in this investment fund.

    5. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1995, there were 441 active participants in this investment fund. Common stock shares held by the fund at September 30, 1995 and 1994 were 18,268 and 19,606, respectively.

    6. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the-counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1995, there were 4 active participants in this investment fund.

    7. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1995, there were 5 active participants in this investment fund.

    8. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1995, there were 3 active participants in this investment fund.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.

                   Notes to Financial Statements, (Continued)

    9. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1995, there were 3 active participants in this investment fund.

    10. Loan Portfolio Fund - The amount in this fund represents the unpaid principal balances of loans made by Plan participants in accordance with established loan provision guidelines. At September 30, 1995, there were 108 loans outstanding.

    The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1995 and 1994:

                                September 30, 1995       September 30, 1994
                                ------------------       ------------------
          Investment           Cost      Fair Value      Cost     Fair Value
          ----------           ----      ----------      ----     ----------
    Commingled equity       $   343,064  $   453,689  $  442,376  $  465,846
    Specialized equity        1,546,928    2,075,704   1,775,176   1,787,904
    Money market                 27,124       27,124      20,577      20,577
    Fixed income              7,557,768    7,557,768   6,383,024   6,383,024
    Armstrong stock             668,404    1,013,874     698,694     850,417
    OTC portfolio                54,693       67,955      47,556      44,676
    Asset manager                85,375       86,146      99,872      93,661
    Asset manager income         13,618       14,358       1,528       1,519
    Asset manager growth         10,985       11,798       7,955       7,882
    Loan portfolio              243,422      243,422     203,387     203,387
                            -----------  -----------  ----------  ----------
                            $10,551,381  $11,551,838  $9,680,145  $9,858,893
                            ===========  ===========  ==========  ==========

The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1995, 1994, and 1993 are presented below:

                            Aggregate  Aggregate   Realized
                            ---------  ---------   --------
                            Proceeds     Cost     Gain (Loss)
                            --------     ----     -----------
           1995
           ----
    Commingled equity        $160,033   $144,297     $15,736
    Specialized equity        522,460    475,192      47,268
    Armstrong stock           132,286     98,500      33,786
    OTC portfolio                 499        382         117
    Asset manager              30,298     31,166        (868)
    Asset manger income         4,000      3,890         110
    Asset manager growth          743        684          59
                             --------   --------     -------
                             $850,319   $754,111     $96,208
                             ========   ========     =======
          1994
          ----
    Commingled equity        $ 64,647   $ 58,760     $ 5,887
    Specialized equity        396,430    389,417       7,013
    Armstrong stock            87,480     65,196      22,284
    OTC portfolio              11,000     10,814         186
    Asset manager               9,388     10,084        (696)
    Asset manager income       14,762     15,275        (513)
    Asset manager growth        4,726      5,000        (274)
                             --------   --------     -------
                             $588,433   $554,546     $33,887
                             ========   ========     =======

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                   OF THOMASVILLE FURNITURE INDUSTRIES, INC.

                         Notes to Financial Statements

            1993          Aggregate  Aggregate   Realized
            ----          ---------  ---------   --------
                          Proceeds     Cost     Gain (Loss)
                          --------     ----     -----------
    Commingled equity      $220,464   $213,452     $ 7,012
    Specialized equity      238,812    236,257       2,555
    Armstrong stock          76,506     82,305      (5,799)
    OTC portfolio           104,846    104,064         782
                           --------   --------     -------
                           $640,628   $636,078     $ 4,550
                           ========   ========     =======

    (4)  Benefits
         ---------

         Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator.

         If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

         Under the rules of the Plan, the participant may borrow up to 90 percent of his account, other than amounts attributable to tax deductible contributions or amounts invested in the Armstrong Stock Fund, with the approval of the Plan Administrator. The amount of the loan is transferred to a Loan Reserve pledged as security for the loan and is evidenced by a promissory note payable to the Plan. Interest rates are determined periodically by the Retirement Savings Plan Committee in accordance with prevailing interest rates. The loans are reflected in the Loan Portfolio investment fund. Loan repayments are made by payroll deductions or in a manner agreed to by the employee and the Plan Administrator.

    (5)  Obligation for Benefits
         ------------------------

         All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or investment contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

         Except as may be provided in an investment contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

    (6)  Federal Income Taxes
         --------------------

         The Internal Revenue Service issued its latest determination letter on April 13, 1990, which stated that the Plan qualifies under the applicable provisions of the Internal Revenue Code and therefore is exempt from federal income taxes. The Plan has been amended since receiving the determination letter. However, it is the opinion of the Plan administrator that the Plan remains qualified under the applicable provisions of the Internal Revenue Code.

    (7)  Subsequent Event
         ----------------

         On December 29, 1995, Armstrong World Industries, Inc., sold Thomasville Furniture to INTERCO Incorporated. The agreement of sale requires INTERCO to establish a savings plan for Thomasville employees comparable to those it maintains for its other employees. The anticipated start-up date of the successor plan is April 1, 1996. The participants of the Plan have been allowed to make contributions to the Plan through March 31, 1996, at which time they will be given the option to transfer their account balances to the INTERCO plan.

                          Independent Auditors' Report
                          ----------------------------



The Retirement Committee
Thomasville Furniture Industries, Inc.



We have audited the accompanying statements of net assets of the Retirement Savings Plan for Hourly-Paid Employees of Thomasville Furniture Industries, Inc. as of September 30, 1995 and 1994 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Retirement Savings Plan for Hourly-Paid Employees of Thomasville Furniture Industries, Inc. as of September 30, 1995 and 1994 and the changes in its plan equity for each of the years in the three-year period ended September 30, 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets and the statements of changes in plan equity is presented for purposes of additional analysis rather than to present the net assets and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in realtion to the basic financial statements taken as a whole.

                                       KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
February 26, 1996

                                 EXHIBIT INDEX


24  Consent of Independent Auditors

                        Consent of Independent Auditors
                        -------------------------------



The Retirement Committee
Thomasville Furniture Industries, Inc.:


We consent to incorporation by reference in the Registration Statement No. 33-18998 on Form S-8 of Armstrong World Industries, Inc. of our report dated February 26, 1996, relating to the statements of net assets of the Retirement Savings Plan for Hourly-Paid Employees of Thomasville Furniture Industries, Inc. as of September 30, 1995 and 1994 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1995, which report is included herein.

                                     KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
March 21, 1996